                                                                    Exhibit 99.2


                         SENSYS INSTRUMENTS CORPORATION
                         INDEX TO FINANCIAL STATEMENTS


                                                                          Page
                                                                          ----

Report of Independent Accountants...................................      F-1

Balance Sheets......................................................      F-2

Statements of Operations............................................      F-3

Statements of Shareholders' Deficit.................................      F-4

Statements of Cash Flows............................................      F-5

Notes to Financial Statements.......................................      F-6

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Sensys Instruments Corporation


     In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Sensys Instruments Corporation at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the our opinion.



/s/ PricewaterhouseCoopers LLP

February 11, 2002
San Jose, California

                         SENSYS INSTRUMENTS CORPORATION
                                 BALANCE SHEETS
                                 (in thousands)

                                                                               December 31,
                                                                          ----------------------
                                                                            2001          2000
                                                                          --------      --------
ASSETS
Current assets:
   Cash and cash equivalents                                              $  2,598      $  1,697
   Accounts receivable                                                           -           264
   Inventory                                                                   834           644
   Other assets                                                                208            11
                                                                          --------      --------
        Total current assets                                                 3,640         2,616

Property and equipment, net                                                    453           207
Other assets                                                                   161           122
                                                                          --------      --------

        Total assets                                                      $  4,254      $  2,945
                                                                          ========      ========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                       $    566      $    519
   Convertible notes payable net of unamortized discount of
     $203 in 2000                                                            4,000         2,231
   Deferred revenue                                                          3,382            15
   Accrued interest payable                                                    291            38
   Accrued expenses and other current liabilities                            1,294           321
                                                                          --------      --------
        Total current liabilities                                            9,533         3,124

Long-term portion of capital lease obligation                                    7             1
                                                                          --------      --------
        Total liabilities                                                    9,540         3,125
                                                                          --------      --------

Commitments and contingencies (Notes 8 and 9)

Shareholders' deficit:
   Convertible preferred stock:
     Series A; 2,000 shares authorized; 1,906 shares
        issued and outstanding; aggregate liquidation value of $2,382        2,374         2,374
     Series B; 5,000 shares authorized; 4,348 shares
        issued and outstanding; aggregate liquidation value of $6,087        6,064         6,064
   Common stock; 20,000 shares authorized; 4,838 and
     4,356 shares issued and outstanding, respectively                       5,538         2,254
   Unearned stock compensation                                              (1,154)            -
   Accumulated deficit                                                     (18,108)      (10,872)
                                                                          --------      --------
        Total shareholders' deficit                                         (5,286)         (180)
                                                                          ========      ========

          Total liabilities and shareholders' deficit                     $  4,254      $  2,945
                                                                          ========      ========


   The accompanying notes are an integral part of these financial statements.

                         SENSYS INSTRUMENTS CORPORATION
                            STATEMENTS OF OPERATIONS
                                 (in thousands)

                                       Year Ended December 31,
                                       -----------------------
                                        2001            2000
                                       -------        --------
Product revenue                        $ 1,910        $      -
Development and license revenue            791               -
                                       -------        --------
     Total revenue                       2,701               -
                                       -------        --------

Costs and expenses:
   Cost of revenues                      1,576               -
   Research and development              3,844           1,919
   Selling and marketing                 1,390             821
   General and administrative            1,307             651
   Stock compensation                    1,172               -
                                       -------        --------
     Total costs and expenses            9,289           3,391
                                       -------        --------

Loss from operations                    (6,588)         (3,391)

Other income                               300             192
Interest expense                          (948)           (161)
                                       -------        --------

Net loss                               $(7,236)       $ (3,360)
                                       =======        ========

   The accompanying notes are an integral part of these financial statements.

                         SENSYS INSTRUMENTS CORPORATION
                       STATEMENTS OF SHAREHOLDERS' DEFICIT
                                 (in thousands)

                                             Series A         Series B                         Unearned                    Total
                                          Preferred Stock  Preferred Stock     Common Stock      Stock    Accumulated  Shareholders'
                                          ---------------  ---------------   ---------------
                                          Shares   Amount  Shares   Amount   Shares   Amount Compensation   Deficit       Deficit
                                          ------  -------  ------  -------   ------  ------- ------------ -----------  -------------
Balances at December 31, 1999             1,966   $ 2,449       -  $   (10)  4,263   $ 1,899   $      -    $ (7,512)     $ (3,174)

Issuance of Series B preferred stock          -         -   4,348    6,074       -         -          -           -         6,074
Conversion of Series A preferred
   stock to common stock                    (60)      (75)      -        -      60        75          -           -             -
Issuance of detachable warrants
   with notes payable                         -         -       -        -       -       250          -           -           250
Compensation expense for stock
   options issued to non-employees            -         -       -        -       -        15          -           -            15
Issuance of common stock upon
   exercise of options for cash               -         -       -        -      33        15          -           -            15
Net loss                                      -         -       -        -       -         -          -      (3,360)       (3,360)
                                          -----   -------   -----  -------   -----   -------   --------    --------      --------

Balances at December 31, 2000             1,906     2,374   4,348    6,064   4,356     2,254          -     (10,872)         (180)

Issuance of common stock for services         -         -       -        -       5        23          -           -            23
Issuance of detachable warrants
   with notes payable                         -         -       -        -       -       491          -           -           491
Expense for stock options issued
   to non-employees for services              -         -       -        -       -       196          -           -           196
Unearned stock compensation for
   stock options issued to employees          -         -       -        -       -     2,326     (2,326)          -             -
Amortization of unearned stock
   compensation                               -         -       -        -       -         -      1,172           -         1,172
Issuance of common stock upon
   exercise of options for cash               -         -       -        -     477       248          -           -           248
Net loss                                      -         -       -        -       -         -          -      (7,236)       (7,236)
                                          -----   -------   -----  -------   -----   -------   --------    --------      --------

Balances at December 31, 2001             1,906   $ 2,374   4,348  $ 6,064   4,838   $ 5,538   $ (1,154)   $(18,108)     $ (5,286)
                                          =====   =======   =====  =======   =====   =======   ========    ========      ========

   The accompanying notes are an integral part of these financial statements.

                         SENSYS INSTRUMENTS CORPORATION
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                     Year Ended December 31,
                                                                     -----------------------
                                                                        2001         2000
                                                                      -------      -------
Cash flows from operating activities:
   Net loss                                                           $(7,236)     $(3,360)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
        Compensation expense for stock and stock options issued         1,391           15
        Depreciation and amortization                                     787          148
        Changes in operating assets and liabilities:
          Accounts receivable                                             264         (263)
          Inventory                                                      (190)        (644)
          Other assets                                                   (236)         (79)
          Accounts payable                                                 47          241
          Deferred revenue                                              3,367           15
          Accrued expenses                                              1,228          192
                                                                      -------      -------
             Net cash used in operating activities                       (578)      (3,735)
                                                                      -------      -------

Cash flows from investing activities:
   Purchase of property and equipment                                    (326)        (222)
                                                                      -------      -------
             Net cash used in investing activities                       (326)        (222)
                                                                      -------      -------

Cash flows from financing activities:
   Principal payments on capital lease obligations                         (9)          (5)
   Proceeds from notes payable and warrants                             1,566        2,434
   Proceeds from issuance of Series B preferred stock                       -        3,072
   Proceeds from issuance of common stock                                 248           15
                                                                      -------      -------
             Net cash provided by financing activities                  1,805        5,516
                                                                      -------      -------

Net increase in cash and cash equivalents                                 901        1,559

Cash and cash equivalents at beginning of period                        1,697          138
                                                                      -------      -------

Cash and cash equivalents at end of period                            $ 2,598      $ 1,697
                                                                      =======      ======-

Supplemental disclosures of cash flow information:
   Cash paid during the period of interest                            $     2      $     1
                                                                      =======      =======
Non-cash investing and financing activities:
   Property and equipment acquired under capital lease obligation     $    13      $     -
                                                                      =======      =======
   Conversion of notes payable and related interest to
     Series B preferred stock                                         $     -      $ 3,002
                                                                      =======      =======



   The accompanying notes are an integral part of these financial statements.

                         SENSYS INSTRUMENTS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION:

       Sensys Instruments Corporation (the "Company"), is located in Santa Clara, California, and was incorporated on June 19, 1995 in the state of California. The Company designs and markets integrated quality control hardware (metrology systems) to the semiconductor industry. These products are aimed at improving the productivity of process equipment in semiconductor fabrication operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and cash equivalents

       Cash equivalents consist of highly liquid investments with original maturities, at the time of purchase, of three months or less. Cash equivalents as of December 31, 2001 and 2000, consisted of $2,494,000 and $1,633,000, respectively, of money market funds.

Inventories

       The Company's inventories are recorded at the lower of cost or net realizable value. Cost is determined using the first-in, first-out ("FIFO") method.

Property and equipment

       Property and equipment are stated at cost, net of accumulated depreciation. Furniture, machinery and equipment, laboratory and computer equipment, and internal use software are depreciated and amortized using the straight-line method over the three-to five-year estimated useful lives of the assets. Property and equipment held under capital leases and leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset.

Accounting for impairment of long-lived assets

       The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset, exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of their carrying amount or fair value less costs to sell.

Revenue recognition

       The Company recognizes revenue from manufactured product sales upon shipment, assuming collectibility of the resulting receivable is probable. When the arrangement with the customer includes future obligations or obtaining customer acceptance, revenue is recognized when those obligations have been met or customer acceptance has been received.

       The Company recognizes revenue earned under development and license agreements when persuasive evidence of a contract exists, deliverables have been delivered and accepted, the fee is fixed or determinable and collectibility is probable. For contracts with multiple elements revenue is allocated to each element based on vendor specific objective evidence of its fair value. For contracts where there is no vendor specific evidence of the fair value of each element, revenue is recognized ratably over the period during which the post-contract customer support is expected to be provided. Development revenue is recognized on a percentage completion basis.

Research and development

       All research and development costs are expensed as incurred.

                         SENSYS INSTRUMENTS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


Stock-based compensation

       The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," and related interpretations, and complies with the disclosure provisions of Statement of Financial Accounting Standard No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." Expense associated with stock-based compensation is amortized over the vesting period of the individual award using an accelerated method, as described in Financial Accounting Standards Board Interpretation No. 28.

Income taxes

       The Company accounts for income taxes under the asset and liability method with deferred income tax assets and liabilities recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years to which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences, with a valuation allowance established against the resulting assets to the extent management cannot conclude that it is more likely than not that the related tax benefit will be realized.

Use of estimates

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive loss

       The Company has no significant components of other comprehensive loss, and accordingly, the comprehensive loss is the same as net loss for all periods presented.

NOTE 3 - SUPPLEMENTAL BALANCE SHEET INFORMATION:

       Inventory consisted of the following (in thousands):

                                             December 31,
                                           -----------------
                                            2001       2000
                                           ------     -----
       Raw material                        $  133     $  39
       Work-in-process                        701       605
                                           ------     -----

                                           $  834     $ 644
                                           ======     =====

                         SENSYS INSTRUMENTS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


       Property and equipment consisted of the following (in thousands):

                                                              December 31,
                                                           ----------------
                                                            2001       2000
                                                           -----      -----
       Computer software and hardware                      $ 372      $  96
       Furniture                                              59          6
       Laboratory equipment                                  196        186
       Machinery and equipment                                26         26
                                                           -----      -----
                                                             653        314
       Less: Accumulated depreciation and amortization      (200)      (107)
                                                           -----      -----

                                                           $ 453      $ 207
                                                           =====      =====

       As of December 31, 2001 and 2000, the Company held equipment under capital lease agreements with cost of $34,000 and $21,000 and related accumulated amortization of $21,000 and $10,000, respectively. Depreciation expense was $93,000 and $59,000 for the years ended December 31, 2001 and 2000, respectively.

NOTE 4 - SHAREHOLDERS' EQUITY:

Convertible preferred stock

Dividend provisions

       The holders of shares of Series A and B convertible preferred stock are entitled to receive dividends, when, and if declared by the Company's Board of Directors, at a rate of $0.07 per share per annum adjusted to reflect stock splits, dividends and recapitalizations. No dividends are available to common shareholders until the declaration of dividends to the holders of preferred stock.

Liquidation preference

       In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A and B convertible preferred stock are entitled to a liquidation preference of $1.25 and $1.40 per share, respectively, plus all declared but unpaid dividends. Any remaining assets shall be distributed ratably among the holders of common stock and preferred stock; however, such pro rata distributions to preferred holders shall cease when the holders of Series A and B have received an additional distribution of $1.875 and $2.10 per share, respectively. A liquidation, dissolution or winding up of the Company shall be deemed to occur and include
(i) the Company's sale of all or substantially all of its assets; or (ii) any transaction or series of related transactions which result in the holders of outstanding voting equity securities of the Company immediately prior to such transaction holding less than 50% of voting equity securities of the surviving entity.

Conversion

       Each share of convertible preferred stock is convertible anytime, at the option of the holder, into common stock on a one-for-one basis, subject to adjustments for stock dividends, stock splits, or recapitalizations. Conversion is automatic upon the earlier of (i) the closing of a public offering; or (ii) the approval by two-thirds of the outstanding Series A and B convertible preferred stock of the sale of all of the Company's assets or similar transactions in which the control of the Company's business is transferred to an independent party.

                         SENSYS INSTRUMENTS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

Voting rights

       The holders of convertible preferred stock shall have voting rights and powers equal to the voting rights and powers of the common stock. Each holder of convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such preferred stock could be converted.

Stock option plan

       The Company established a stock option plan (the "Option Plan") during 1995. The Option Plan permits the Company to grant employees, outside directors, and consultants qualified stock options, nonstatutory stock options, or stock purchase rights to purchase up to 2,700,000 shares of the Company's common stock. Options generally vest equally over four years on each anniversary date of the option grant.

       A summary of stock option plan activity for the years ended December 31, 2001 and 2000, is presented below (in thousands, except per share amounts):

                                                              Weighted
                                                               Average
                                               Number of      Exercise
                                                Options         Price
                                              Outstanding     per Share
                                              -----------    -----------
       Outstanding at December 31, 1999            905        $   0.45
          Options granted                          426            0.50
          Options exercised                        (33)           0.45
          Options canceled                        (147)           0.47
                                                 -----

       Outstanding at December 31, 2000          1,151            0.46
          Options granted                        1,103            1.15
          Options exercised                       (477)           0.52
          Options canceled                         (62)           0.48
                                                 -----

       Outstanding at December 31, 2001          1,715        $   0.89
                                                 =====

       As of December 31, 2001 and 2000, there were 383,000 and 424,000 shares available for grant under the plan, respectively.

                         SENSYS INSTRUMENTS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

       The weighted-average remaining contractual life of the stock options outstanding as of December 31, 2001, was 5.4 years with exercise prices ranging from $0.30 to $4.00. The following table summarizes information about stock options outstanding as of December 31, 2001 (in thousands, except per share amounts):

                                                                        Options Exercisable at
                           Options Outstanding at December 31, 2001        December 31, 2001
                           ----------------------------------------    ------------------------
                                           Weighted                                   Weighted
                                            Average         Weighted                   Average
          Range of                         Remaining         Average                  Exercise
          Exercise        Number of      Contractual        Exercise    Number of      Price
           Price            Shares     Life (in Years)       Price       Shares      per Share
       -------------      ---------    ---------------     ----------   ---------   -----------
       $0.30 - $0.50          792            4.2           $   0.46        430        $  0.44
       $0.60 - $0.70          692            6.3               0.61        135           0.63
       $2.85 - $4.00          231            6.9               3.20          9           2.85
                            -----                                        -----

                            1,715                          $   0.89        574        $  0.52
                            =====                                        =====

       Had compensation cost for stock options granted to employees been determined consistent with the fair value approach set forth in SFAS No. 123, the Company's reported net loss for the year ended December 31, 2001 and 2000, would have been $7,703,000 and $3,386,000, respectively, under the minimum-value method using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; risk-free interest rate of 4.6%; and an expected life of four years.

       In connection with certain stock options granted to employees and board members during 2001, the Company recognized approximately $2,326,000 of unearned stock compensation for the excess of the deemed fair value over the exercise price at the date of grant. Amortization of unearned stock compensation was $1,172,000 for the year ended December 31, 2001.

       During the year ended December 31, 2001, the Company granted options to purchase 100,000 shares of common stock to non-employees. The Company recognized $196,000 of compensation expense in 2001 related to these non-employee option grants. The fair value of the options granted to non-employees in 2001 was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility factor of 90%; risk-free interest rate of 4.6%; and an expected life equal to the 10 year contractual life of the options.

401(k) savings plan

       The Company has established a Salary Savings Plan (the "Savings Plan") pursuant to Section 401(k) of the Internal Revenue Code (the "Code"), whereby eligible employees may contribute up to 25% of their earnings, not to exceed amounts allowed under the Code. Under the terms of the Savings Plan, the Company may make contributions at the discretion of the Board of Directors. No contributions have been made to the Savings Plan by the Company.

NOTE 5 - CONVERTIBLE NOTES PAYABLE:

       In January 2000, concurrent with the issuance of Series B preferred stock, convertible notes payable and accrued interest in the amount of $3,002,000 were converted into Series B preferred stock.

                         SENSYS INSTRUMENTS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


       During the fourth quarter of Fiscal 2000 and in January of 2001, the Company issued promissory notes (bridge loans) with a face value of $2,984,000. Under the terms of these notes, each lender received a promissory note for the principal amount invested bearing a stated rate of 8% per annum. The principal and accrued interest are to be converted into securities issued in the Company's next round of financing. In accordance with the note agreements, if such financing is not effected prior to September 30, 2001, the notes (principal and accrued interest) become fully payable. In September of 2001, the maturity date for the notes was extended to December 31, 2001 and in January 2002, the maturity date for the notes was further extended to May 2002. The notes become convertible to common stock at a 20% discount to the per share consideration received in the first to occur of (i) the next round of financing, (ii) the closing of a public offering or (iii) the sale of all of the Company's assets or a similar transaction in which the control of the Company's business is transferred to an independent party. If none of the above events occur, the notes will not be convertible. In October 2001, the conversion discount was increased from 20% to 30% by the Company. As a result of the conversion discount, each note contains an embedded beneficial conversion feature which will be recorded on the date one of the aforementioned events occur, if any such event ultimately occurs.

       During the fourth quarter of 2001, the Company issued promissory notes (bridge loans) with a face value of $1,016,000. Under the terms of these notes, each lender received a promissory note for the principal amount invested bearing a stated rate of 8% per annum. The principal and accrued interest are to be converted into securities issued in the Company's next round of financing. In accordance with the note agreements, if such financing is not effected prior to December 31, 2001, the notes (principal and accrued interest) become fully payable. However, in January 2002, the maturity date for the notes was extended to May 2002. The notes become convertible to common stock at a 30% conversion discount to the per share consideration received in the first to occur of (i) the next round of financing, (ii) the closing of a public offering or (iii) the sale of all of the Company's assets or a similar transaction in which the control of the Company's business is transferred to an independent party. If none of the above events occur, the notes will not be convertible. As a result of the conversion discount, each note contains an embedded beneficial conversion feature which will be recorded on the date one of the aforementioned events occur, if any such event ultimately occurs.

       Each holder of the promissory notes issued in 2000 and 2001 also received detachable warrants to purchase common stock equal to 20% of the lender's promissory note. The warrants were fully vested at issuance and have an exercise price equal to the lower of (i) $1.40 per share or (ii) the per share purchase price received in the Company's next round of equity financing, an IPO or an acquisition. If the warrants are exercised prior to the conversion of the corresponding note for $1.40 per share, and the conversion takes place for less than $1.40 per share, the warrant holder is entitled to receive additional shares equal to the price difference. The Company allocated $741,000 of the proceeds to the fair value of the warrants based upon the relative fair value of the promissory notes and warrants. The fair value of the warrants was determined using the Black Scholes option-pricing model with the following weighted average assumptions: volatility of 90%; no dividend yield; a risk free interest rate of 5%; and an expected life equal to the four to five year contractual life of the warrants. The value allocated to the warrants was recorded as a debt discount and was amortized to interest expense from the issuance date to the first maturity date. At December 31, 2001, the debt discount for all promissory notes was fully amortized.

       At December 31, 2001, the aggregate principal amount of outstanding convertible notes payable was $4,000,000.

NOTE 6 - GRANT REVENUE:

       Since 1997, the Company has obtained small business innovation research grants from the National Science Foundation ("NSF"). Under the terms of the grant, the Company retains rights to all technical data developed under the grant, except that the NSF has rights to use such data for governmental purposes. As of December 31, 2001, the Company had met all milestones and received full funding as per the grant agreement. Grant revenue, included in other income, was $254,000 and $160,000 during the years ended December 31, 2001 and 2000, respectively.

                         SENSYS INSTRUMENTS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 7 - INCOME TAXES:

       The Company's income tax expense for the years ended December 31, 2001 and 2000, differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax loss as a result of the following (in thousands):

                                               2001         2000
                                             --------     --------
       Expected tax                          $(2,460)     $(1,142)
       Nondeductible expenses                  1,602          126
       Net operating losses not utilized         858        1,016
                                             -------      -------
                                             $     -      $     -
                                             =======      =======

       The tax effect of temporary differences that give rise to significant portions of deferred tax assets (liabilities) as of December 31, 2001 and 2000 are presented below (in thousands):

                                                          December 31,
                                                      -------------------
                                                        2001        2000
                                                      --------    -------
       Deferred tax assets:
          Accruals and reserves                       $   137     $    39
          Plant and equipment                               7           7
          Net operating losses and credits              4,956       4,074
                                                      -------     -------
            Total deferred tax assets                   5,100       4,120

          Less: Valuation allowance                    (5,100)     (4,120)
                                                      -------     -------
                                                      $     -     $     -
                                                      =======     =======


       The Company established valuation allowances of $5,100,000 and $4,120,000 as of December 31, 2001 and 2000, respectively, due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

       As of December 31, 2001, the Company had net operating loss ("NOL") carryforwards of approximately $11,670,000 and $11,846,000 for federal and state income tax purposes, respectively. These carryforwards begin to expire in 2010 for federal purposes and 2003 for state income tax purposes. The Company also had federal and state research and development tax credit carryforwards of approximately $725,000 and $506,000, respectively. The federal research and development credits begin to expire in 2010. The California research and development credits may be carried forward indefinitely until utilized.

       Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income which can be offset by NOL carryforwards after a change in control (generally greater than a 50% change in ownership). Due to these provisions, utilization of the NOL and tax credit carryforwards may be limited.

NOTE 8 - LEASES:

       The Company leases its facilities and certain equipment under noncancelable operating and capital leases with terms exceeding one year. Rent expense for the years ended December 31, 2001 and 2000 was $261,000 and $151,000, respectively.

                         SENSYS INSTRUMENTS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

       Future minimum lease payments under noncancelable operating and capital leases as of December 31, 2001 are as follows (in thousands):

       Year Ending                                                     Capital   Operating
       December 31,                                                     Leases     Leases
       ------------                                                     ------     ------
       2002                                                              $  7      $  224
       2003                                                                 5         238
       2004                                                                 3           -
                                                                        ------     ------
       Total minimum lease payments                                        15      $  462
                                                                                   ======
       Less: Amount representing interest                                  (3)
                                                                        ------
       Present value of minimum lease payments                             12
       Less: Current portion, included in accrued expenses and other
          current liabilities                                              (5)
                                                                        ------
       Long-term portion of capital lease obligation                     $  7
                                                                        ======


NOTE 9 - CONTINGENCIES:

       On December 28, 2002, Sensys was named in a patent infringement suit filed by KLA-Tencor. KLA-Tencor alleged that it patented an aspect of the integrated metrology technology that Sensys uses in their integrated product family. KLA-Tencor is seeking damages and an injunction to stop the sale of the equipment they allege uses this aspect. Management believes none of the current Sensys products infringes any aspect of KLA-Tencor's patent. Management also believes that the outcome from this matter, even if adverse, would not have a material adverse effect on the Company's financial condition or results of operations.

NOTE 10 - RELATED PARTIES:

       The Company has entered into a commercial lease agreement with a partnership group for the Company's office space in which the Company's President and CEO is a general partner. The lease expense associated with this agreement for the years ended December 31, 2001 and 2000 totaled $243,000 and $141,000, respectively. The lease has a fixed term through October 2004 with a renewal option of 2 years.

       The Company has engaged a law firm in which a director of the Company is a principal. Legal expenses incurred with this firm for the years ended December 31, 2001 and 2000 totaled $60,000 and $41,000, respectively.

NOTE 11 - SUBSEQUENT EVENT:

       On January 16, 2002, the Company completed a merger agreement with Therma-Wave, Inc., under which, shareholders of the Company including convertible note holders and Preferred Stockholders received approximately 5,408,000 shares of Therma-Wave's common stock. The aggregate purchase consideration, representing the fair value of shares issued to Sensys shareholders and the estimated fair value of stock options and warrants assumed was approximately $87,000,000.